As filed with the Securities and Exchange Commission on March 28, 2013
Registration No.  333-179637

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

POST-EFFECTIVE AMENDMENT NO. 1
TO

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________

DARA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	2834	04-3216862
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

8601 Six Forks Road, Suite 160
Raleigh, NC 27615
(919) 872-5578
 (Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
________________

David J. Drutz
President and Chief Executive Officer
DARA BioSciences, Inc.
8601 Six Forks Road, Suite 160
Raleigh, NC 27615
(919) 872-5578
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)
________________

Please send copies of all communications to:
Mark R. Busch
K&L Gates LLP
214 North Tryon Street, Suite 4700
Charlotte, NC 28202
(704) 331-7440

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No.1 to the registration statement on Form S-1 (File No. 333-179637) (the “Registration Statement”) of DARA BioSciences, Inc. (the “Company”) is being filed pursuant to the undertakings in Item 17 of the Registration Statement to update and supplement the information contained in the Registration Statement to include the information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 that was filed with the Securities and Exchange Commission (the “SEC”) on March 28, 2013 and the Company’s current reports on Form 8-K that have been filed with the SEC since December 31, 2012.  The Registration Statement was originally declared effective by the SEC on April 6, 2012.  No changes have been made to the prospectus contained in the Registration Statement (which prospectus continues to form a part of this Registration Statement) and, accordingly, such prospectus has not been reprinted in Part I of this filing.  No additional securities are being registered under this Post-Effective Amendment No.1.  All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

Filed pursuant to Rule 424(b)(3)
Registration Statement No. 333-179637
Prospectus Supplement No. 1
(to Prospectus dated April 6, 2012)

Subject to Completion, Dated March 28, 2013

15,000 Shares of Series B-2 Preferred Stock
(and 15,000,000 Shares of Common Stock Underlying the Series B-2 Preferred Stock)

Warrants to Purchase up to 15,000,000 Shares of Common Stock
(and 15,000,000 Shares of Common Stock Issuable Upon Exercise of Warrants)

Pursuant to the prospectus dated April 6, 2012 (the “Prospectus”), we offered up to 15,000 units to purchasers in this offering, with each unit consisting of (1) one share of Series B-2 preferred stock which was convertible into 1000 shares of our common stock, (2) a warrant exercisable for 500 shares of our common stock at an exercise price of $1.00 per share and (3) a warrant exercisable for 500 shares of our common stock at an exercise price of $1.25 per share. We also offered up to 15,000,000 shares of common stock issuable upon conversion of the Series B-2 preferred stock and up to 15,000,000 shares of common stock issuable exercise of the warrants.

On April 6, 2012 the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors providing for the purchase of a total of $10,250,000 units consisting of 10,250 shares of Series B-2 convertible preferred stock (which are convertible into a total of 10,250,000 shares of common stock), warrants to purchase 5,125,000 shares of common stock at an exercise price of $1.00 (the “$1.00 Warrants”) and warrants to purchase a total of 5,125,000 shares of common stock at an exercise price of $1.25 (the “$1.25 Warrants” and together with the $1.00 Warrants, the “Warrants”). The closing of the sale of these units took place on April 12, 2012.

In connection with the offering described in the Company’s Current Report on Form 8-K filed on December 31, 2012 (the “December 2012 Transaction”), on December 28, 2012, the Company entered into an Amendment to Securities Purchase Agreement and Warrants (the “Securities Purchase Agreement Amendment”) with all of the current holders of warrants issued by the Company pursuant to the Purchase Agreement.  Pursuant to the Securities Purchase Agreement Amendment, the warrant holders agreed to amend the Purchase Agreement to permit the Company to conduct a financing below $1.00 without such warrant holders’ approval and the Company agreed to amend the exercise price of the $1.25 Warrants to $1.00 and the exercise price of the $1.00 Warrants to $0.80.  Additionally, pursuant to the certificate of designations for Series B-3 preferred stock issued pursuant to the Purchase Agreement, as a result of the December 2012 Transaction the conversion price of the outstanding shares of Series B-2 preferred stock was adjusted from $1.00 to $0.76.

For a more detailed description of the Series B-2 preferred stock, see the section entitled “Description of Capital Stock - Series B-2 Preferred Stock” beginning on page 13 of the Prospectus. For a more detailed description of the Warrants, see the section entitled “Description of Securities We Are Offering - Warrants” beginning on page 15 of the Prospectus. For a more detailed description of our common stock, see the section entitled “Description of Capital Stock – Common Stock” beginning on page 9 of the Prospectus.

As of March 27, 2013, 10,200 shares of the Series B-2 preferred stock have been converted into shares of our common stock and 50 shares of Series B-2 preferred stock remain outstanding.  As of March 27, 2013, 4,875,000 of the $1.00 warrants remain outstanding and, 2,740,926 of the $0.80 warrants remain outstanding.

We have incorporated by reference into this prospectus supplement the Annual Report on Form 10-K of DARA BioSciences, Inc. for the fiscal year ended December 31, 2012 (the “Annual Report”) and our current reports on Form 8-K that have been filed with the SEC since December 31, 2012 (other than any portions thereof deemed furnished and not filed).  This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement.  This prospectus supplement updates and supplements the information in the Prospectus.  If there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our common stock is quoted on the NASDAQ Capital Market under the symbol “DARA.” The last reported sale price of our common stock on March 22, 2013 was $1.05 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 6 of the Prospectus and beginning on page 11 of the Annual Report for more information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Ladenburg Thalmann & Co. Inc.

The date of this prospectus supplement is [•], 2012.

Experts

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements as of and for the year ended December 31, 2011 included in our Annual Report on Form 10-K for the year ended December 31, 2012, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

Horne LLP, independent registered public accounting firm, has audited our consolidated financial statements as of and for the year ended December 31, 2012, incorporated in this prospectus supplement and elsewhere in the registration statement by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2012. These financial statements are incorporated by reference in reliance on Horne LLP’s report, given on their authority as experts in accounting and auditing.

Documents Incorporated by Reference

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this document or incorporated by reference subsequent to the date of this document.

This prospectus supplement incorporates by reference the documents listed below:

●	Our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on March 28, 2013; and

●	Our Current Report on Form 8-K filed with the SEC on March 5, 2013 (other than any portions thereof deemed furnished and not filed).

You may request a copy of these filings, at no cost, by writing or calling us at the following:

DARA BioSciences, Inc.
8601 Six Forks Road, Suite 160
Raleigh, NC 27615
(919) 872-5578

Copies of the documents incorporated by reference may also be found on our website at www.darabiosciences.com.

15,000 Shares of Series B-2 Preferred Stock
(and  15,000,000 Shares of Common Stock Underlying the Series B-2 Preferred Stock)

Warrants to Purchase up to 15,000,000 Shares of Common Stock
(and 15,000,000 Shares of Common Stock Issuable Upon Exercise of Warrants)

Prospectus

Ladenburg Thalmann & Co. Inc.

Part II Information Not Required in the Prospectus

Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth expenses (estimated except for the registration fee) in connection with the offering described in the registration statement:

SEC registration fee	$3,438
Accounting fees and expenses	$150,000
Legal fees and expenses	$75,000
Printing expenses	$10,000
Miscellaneous	$11,562
Total	$250,000

Item 14.  Indemnification of Directors and Officers

We are incorporated under the laws of the State of Delaware. Section 145 (“Section 145”) of the Delaware General Corporation Law, as the same exists or may hereafter be amended (“DGCL”), provides, among other things, that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Our certificate of incorporation provides that, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, our directors shall not be personally liable to us or our stockholders for monetary damages for any breach of their fiduciary duty as directors. In addition, our certificate of incorporation provides that we shall indemnify each person who was or is a party, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was, or has agreed to become, one of our directors or officers or is or was serving, or has agreed to serve, at our request as a director, officer or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against all expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, our best interests, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

All of our directors and officers are covered by insurance policies maintained by us against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

Item 15.  Recent Sales of Unregistered Securities

On February 22, 2013, we entered into a letter agreement with BTIG, LLC (“BTIG”), for consulting services, pursuant to which, as partial consideration for services to be rendered to us under the agreement, we issued to BTIG a warrant to purchase 150,000 shares of our common stock.  The warrant has a term of five years and an exercise price of $1.02.  The warrant was issued to BTIG upon the exemption from the registration provisions of the Securities Act of 1933 (the “Securities Act”) provided for by Section 4(2) thereof for transactions not involving a public offering. Use of this exemption is based on the following facts:

●	Neither we nor any person acting on our behalf solicited any offer to buy nor sell securities by any form of general solicitation or advertising.

●	At the time of the purchase, the purchaser was an accredited investor, as defined in Rule 501(a) of the Securities Act.

●	The purchaser has had access to information regarding DARA and is knowledgeable about us and our business affairs.

●	The warrant was issued with a restrictive legend and may only be disposed of pursuant to an effective registration or exemption from registration in compliance with federal and state securities laws.

On December 28, 2012, we entered into a Securities Purchase Agreement providing for the sale of $2,800,000 of shares of Series B-3 and Series B-4 convertible preferred stock (convertible into a combined total of 3,684,210 shares of common stock) to an investor. In connection with the purchase of shares of Series B-3 and B-4 convertible preferred stock, the investor received warrants to purchase a number of shares of common stock equal to the number of shares of common stock into which such investor’s shares of Series B-3 and B-4 convertible preferred stock are convertible, at an exercise price equal to $1.05 (the “Warrants”). The Series B-4 convertible preferred stock and the Warrants were issued and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.  Accordingly, investors may exercise those warrants and sell the underlying shares only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.  The Company agreed to file one or more registration statements with the SEC covering the resale of the shares of common stock issuable upon conversion of or in connection with the Series B-4 convertible preferred stock and upon exercise of the Warrants.

On August 27, 2012, we entered into a letter agreement with Alex Partners, LLC and The Del Mar Consulting Group, Inc., for investor relations services, pursuant to which we agreed as partial consideration for services to be rendered to us under the agreement to issue to such firms a total of 400,000 shares of our common stock on September 21, 2012.   Also, as part of the agreement, we further issued to such firms an additional 40,000 shares of our common stock on January 8, 2013 pursuant to the terms of the agreement. On January 29, 2013, we terminated this agreement and pursuant to the terms of the agreement, 200,000 of the original 400,000 shares were returned to us and cancelled. These shares were issued upon the exemption from the registration provisions of the Securities Act provided for by Section 4(2) thereof for transactions not involving a public offering. Use of this exemption is based on the following facts:

●	Neither we nor any person acting on our behalf solicited any offer to buy nor sell securities by any form of general solicitation or advertising.

●	At the time of the purchase, the purchaser was an accredited investor, as defined in Rule 501(a) of the Securities Act.

●	The purchaser has had access to information regarding DARA and is knowledgeable about us and our business affairs.

●
All shares issued were issued with a restrictive legend and may only be disposed of pursuant to an effective registration or exemption from registration in compliance with federal and state securities laws.

On February 6, 2012, we entered into a letter of agreement with Redington, Inc., an investor relations firm, pursuant to which we agreed as partial consideration for services to grant warrants to purchase a total of 150,000 shares of our common stock.  These warrants have a five year term and an exercise price of $1.50. These securities were issued upon the exemption from the registration provisions of the Act provided for by Section 4(2) thereof for transactions not involving a public offering. Use of this exemption is based on the following facts:

●	Neither we nor any person acting on our behalf solicited any offer to buy nor sell securities by any form of general solicitation or advertising.

●	The purchaser has had access to information regarding DARA and is knowledgeable about us and our business affairs.

●
All securities issued were issued with a restrictive legend and may only be disposed of pursuant to an effective registration or exemption from registration in compliance with federal and state securities laws.

On January 17, 2012, we entered into an Agreement and Plan of Merger with Oncogenerix, Inc., a specialty bio-pharmaceutical company, pursuant to which the shares of Oncogenerix common stock issued and outstanding immediately prior to the merger ceased to be outstanding and were converted into 1,114,559 shares of our common stock. We issued these shares to the Oncogenerix stockholders without registration under the Securities Act of 1933, as amended (the “Act”), or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. Since the shares have not been registered, they may not be offered or sold by investors absent registration or an applicable exemption from registration requirements, such as the exemption afforded by Rule 144 under the Act. Subject to the volume limit, manner of sale and other requirements of Rule 144, Oncogenerix stockholders who are not our affiliates would be able to re-sell the shares of our common stock acquired in merger following a six month holding period.

In December 2011, we granted warrants to purchase a total of 200,000 shares of our common stock to two individuals. These warrants have ten year terms and an exercise price of $1.31. These securities were issued upon the exemption from the registration provisions of the Act provided for by Section 4(2) thereof for transactions not involving a public offering. Use of this exemption is based on the following facts:

●	Neither we nor any person acting on our behalf solicited any offer to buy nor sell securities by any form of general solicitation or advertising.

●	The purchaser has had access to information regarding DARA and is knowledgeable about us and our business affairs.

●
All securities issued were issued with a restrictive legend and may only be disposed of pursuant to an effective registration or exemption from registration in compliance with federal and state securities laws.

On December 1, 2010, we entered into a letter of agreement with Brooke Capital Investment, LLC, an investor relations firm, pursuant to which we agreed as partial consideration for services to be rendered to us under the agreement to issue to such firm a total of 25,000 shares of our common stock on January 3, 2011. Also on December 1, 2010 we entered into a letter of agreement with ProActive Capital Resources Group, LLC, an investor relations firm, pursuant to which we agreed as partial consideration for services to be rendered to us under the agreement to issue to such firm a total of 20,000 shares of our common stock on January 3, 2011.

These shares were issued upon the exemption from the registration provisions of the Act provided for by Section 4(2) thereof for transactions not involving a public offering. Use of this exemption is based on the following facts:

●	Neither we nor any person acting on our behalf solicited any offer to buy nor sell securities by any form of general solicitation or advertising.

●	At the time of the purchase, the purchaser was an accredited investor, as defined in Rule 501(a) of the Securities Act.

●	The purchaser has had access to information regarding DARA and is knowledgeable about us and our business affairs.

●
All shares issued were issued with a restrictive legend and may only be disposed of pursuant to an effective registration or exemption from registration in compliance with federal and state securities laws.

On February 26, 2010 and March 5, 2010, we entered into two Securities Purchase Agreements with certain accredited investors in connection with the private issuance and sale to such investors of 228,243 units and 6,648 units, respectively (the “Feb./Mar. 2010 Private Placement”). Our gross proceeds were $1,766,504. Each unit consisted of (1) one share of common stock and (2) one-half of a warrant to purchase one share of common stock. The units were issued and sold to investors for $7.52 per unit. The warrants have an exercise price of $7.52 and are exercisable beginning six months after the date of issuance with an expiration date of five years after the initial exercise date.

We sold the units to certain accredited investors without registration under the Act, or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. Since the units have not been registered, they may not be offered or sold by investors absent registration or an applicable exemption from registration requirements, such as the exemption afforded by Rule 144 under the Act. Subject to the volume limit, manner of sale and other requirements of Rule 144, investors who are not our affiliates would be able to re-sell the shares of our common stock acquired in the Feb./Mar. 2010 Private Placement following a six month holding period.

On August 1, 2009 we entered into a letter of agreement with Cameron Associates, Inc., an investor relations firm, pursuant to which we agreed as partial consideration for services to be rendered to us under the agreement to issue to such firm a total of 12,500 shares of our common stock. These shares were issued as follows:

●	6,250 shares on January 4, 2010;

●	3,125 shares on April 30, 2010; and

●	3,125 shares on July 31, 2010.

These shares were issued upon the exemption from the registration provisions of the Act provided for by Section 4(2) thereof for transactions not involving a public offering. Use of this exemption is based on the following facts:

●	Neither we nor any person acting on our behalf solicited any offer to buy nor sell securities by any form of general solicitation or advertising.

●	At the time of the purchase, Cameron Associates, Inc. was an accredited investor, as defined in Rule 501(a) of the Securities Act.

●	Cameron Associates, Inc. has had access to information regarding DARA and is knowledgeable about us and our business affairs.

●
All shares issued to Cameron Associates, Inc. were issued with a restrictive legend and may only be disposed of pursuant to an effective registration or exemption from registration in compliance with federal and state securities laws.

On June 15, 2009, we entered into a Securities Purchase Agreement (the “June 2009 Purchase Agreement’) with certain accredited investors in connection with the private issuance and sale to such investors of 214,618 Units (the “June 2009 Private Placement”). Our gross proceeds from this sale were $1,397,000, and net proceeds after placement agent fees were $1,298,180.

Each Unit consisted of (1) one share of common stock and (2) one Warrant to purchase one share of common stock. The Units were issued and sold to investors at a price per Unit equal to the average of the closing sales price on the NASDAQ Capital Market for one share of common stock for the period of twenty (20) trading days ending on the last trading day prior to the date the investor executed the securities purchase agreement and deposited the purchase price. With this pricing mechanism, different investors paid different prices in the June 2009 Private Placement depending on when they signed the June 2009 Purchase Agreement and submitted their funds. Purchase prices ranged from $6.24 to $8.80 per Unit. Each Warrant has an exercise price equal to $7.36, which was the consolidated closing bid price on the trading day prior to the closing date. The Warrants are exercisable beginning 12 months after the date of issuance with an expiration date of 5 years after the date of issuance. In addition to the Warrants issued to investors, the placement agents received a total of 9,491 Warrants.

We sold the Units to certain accredited investors without registration under the Act, or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. Since the Units have not been registered, they may not be offered or sold by investors absent registration or an applicable exemption from registration requirements, such as the exemption afforded by Rule 144 under the Act. Subject to the volume limit, manner of sale and other requirements of Rule 144, investors who are not our affiliates would be able to re-sell the shares of our common stock acquired in the June 2009 Private Placement following a six month holding period.

Item 16.  Exhibits

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index which is incorporated herein by reference.

Item 17.  Undertakings

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants, pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) if the registrant is relying on Rule 430B: (A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on March 28, 2013.

DARA BIOSCIENCES, INC.

Dated: March 28, 2013	By:	/s/ David J. Drutz, M.D.
David J. Drutz, M.D.
Chief Executive Officer and Chief Medical Officer

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints David J. Drutz and David Tousley his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his name, place and stead, in any and all parties, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Title	Date

/s/ David J. Drutz	Director, Chief Executive Officer and Chief Medical Officer	March 28, 2013
David J. Drutz	(Principal Executive Officer)

/s/ David Tousley	Chief Financial Officer	March 28, 2013
David Tousley	(Principal Financial Officer and Principal Accounting Officer)

/s/ Christopher Clement	Director, President and Chief Operating Officer	March 28, 2013
Christopher Clement

/s/ Haywood Cochrane	Chairman and Director	March 28, 2013
Haywood Cochrane

/s/ Timothy Heady	Director	March 28, 2013
Timothy Heady

/s/ Stephen Jaeger	Director	March 28, 2013
Stephen Jaeger

/s/ Gail Lieberman	Director	March 28, 2013
Gail Lieberman

/s/ Paul J. Richardson	Director	March 28, 2013
Paul J. Richardson

Exhibit Index
Exhibit No.	Description	Incorporated by Reference to
3.1	Restated Certificate of Incorporation of DARA BioSciences, Inc.	Incorporated by reference to the Company’s Report on Form 8-K filed on February 12, 2008
3.2	Certificate of Amendment to Restated Certificate of Incorporation of DARA BioSciences, Inc.	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010
3.3	Certificate of Designation of Preferences, Rights, and Limitations of Series A Convertible Preferred Stock	Incorporated by reference to the Company’s Report on Form 8-K filed on December 29, 2010
3.4	Certificate of Designation of Preferences, Rights, and Limitations of Series B Convertible Preferred Stock	Incorporated by reference to the Company’s Report on Form 8-K filed on January 18, 2012
3.5	Certificate of Designation of Preferences, Rights, and Limitations of Series B-2 Convertible Preferred Stock	Incorporated by reference to the Company’s Report on Form 8-K filed on April 9, 2012
3.6	Certificate of Designation of Preferences, Rights, and Limitations of Series B-3 Convertible Preferred Stock	Incorporated by reference to the Company’s Report on Form 8-K filed on December 31, 2012
3.7	Certificate of Designation of Preferences, Rights, and Limitations of Series B-4 Convertible Preferred Stock	Incorporated by reference to the Company’s Report on Form 8-K filed on December 31, 2012
3.8	Amended and Restated By-Laws of DARA BioSciences, Inc.	Incorporated by reference to the Company’s Report on Form 8-K filed on February 12, 2008
4.1	Specimen stock certificate for common stock	Incorporated by reference to the Company’s Report on Form 8-K filed on February 12, 2008
4.2	Form of Warrant for Point Therapeutics, Inc.	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002
4.3	Form of Investor Warrant for Point Therapeutics, Inc. dated as of September 24, 2003	Incorporated by reference to the Company’s Registration Statement on Form S-1 filed on November 18, 2003
4.4	Form of Paramount Warrant for Point Therapeutics, Inc. dated as of September 24, 2003	Incorporated by reference to the Company’s Registration Statement on Form S-1 filed on November 18, 2003
4.5	Form of Investor Warrant for Point Therapeutics, Inc. dated as of March 24, 2004	Incorporated by reference to the Company’s Report on Form 8-K filed on April 1, 2004
4.6	Form of Investor Securities Purchase Agreement dated as of March 24, 2004	Incorporated by reference to the Company’s Report on Form 8-K filed on April 1, 2004
4.7	Form of Class A Common Stock Purchase Warrant	Incorporated by reference to the Company’s Report on Form 8-K filed on October 21, 2008
4.8	Form of Class B Common Stock Purchase Warrant	Incorporated by reference to the Company’s Report on Form 8-K filed on October 21, 2008
4.9	Form of Common Stock Purchase Warrant	Incorporated by reference to the Company’s Report on Form 8-K filed on June 16, 2009
4.10	Form of Common Stock Purchase Warrant	Incorporated by reference to the Company’s Report on Form 8-K filed on September 14, 2009
4.11	Form of Common Stock Purchase Warrant	Incorporated by reference to the Company’s Report on Form 8-K filed on September 18, 2009
4.12	Form of Common Stock Purchase Warrant	Incorporated by reference to the Company’s Report on Form 8-K filed on October 15, 2009
4.13	Form of Common Stock Purchase Warrant	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010
4.14	Form of Class A Common Stock Purchase Warrant	Incorporated by reference to the Company’s Report on Form 8-K filed on December 29, 2010
4.15	Form of Class B Common Stock Purchase Warrant	Incorporated by reference to the Company’s Report on Form 8-K filed on December 29, 2010
4.16	Form of Indenture	Incorporated by reference to the Company’s Registration Statement on Form S-3 filed on March 25, 2011
4.17	Form of Common Stock Purchase Warrant	Incorporated by reference to the Company’s Report on Form 8-K filed on January 18, 2012
4.18	Form of Common Stock Purchase Warrant	Incorporated by reference to the Company’s Report on Form 8-K filed on April 9, 2012
4.19	Form of Common Stock Purchase Warrant	Incorporated by reference to the Company’s Report on Form 8-K filed on December 31, 2012
5	Opinion of K&L Gates LLP regarding the legality of the securities being registered	Incorporated by reference to the Company’s Pre-Effective Amendment No. 3 to Registration Statement on Form S-1 filed on April 4, 2012
10.1	DARA BioSciences, Inc. Amended and Restated 2003 Employee, Director and Consultant Stock Plan *	Incorporated by reference to the Company’s Report on Form 8-K filed on February 12, 2008
10.2	DARA BioSciences, Inc. 2008 Employee, Director and Consultant Stock Plan *	Incorporated by reference to the Company’s Report on Form 8-K filed on February 12, 2008
10.3	Amendment No. 1 to DARA BioSciences, Inc. 2008 Employee, Director and Consultant Stock Plan *	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012
10.4
Lease Agreement dated November 30, 2007, by and between DARA BioSciences, Inc. and The Prudential Insurance Company of America (“Prudential”) (assigned from Prudential to Highwoods DLF Forum, LLC in 2008)
Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008
10.5	Form of Stock Option Award for 2008 Employee, Director and Consultant Stock Plan (Incentive Stock Options) *	Incorporated by reference to the Company’s Registration Statement on Form S-8 filed on April 8, 2008
* Management Contract or Compensatory Plan or Arrangement.
** Confidential Treatment requested for certain portions of this Agreement.

Exhibit No.	Description	Incorporated by Reference to
10.6	Form of Stock Option Award for 2008 Employee, Director and Consultant Stock Plan (Non-Qualified Options) *	Incorporated by reference to the Company’s Registration Statement on Form S-8 filed on April 8, 2008
10.7	Form of Restricted Stock Award Agreement for 2008 Employee, Director and Consultant Stock Plan *	Incorporated by reference to the Company’s Registration Statement on Form S-8 filed on April 8, 2008
10.8	Form of Restricted Stock Unit Award Agreement for 2008 Employee, Director and Consultant Stock Plan *	Incorporated by reference to the Company’s Registration Statement on Form S-8 filed on April 8, 2008
10.9	License Agreement dated May 3, 2004, by and between The General Hospital Corporation d/b/a Massachusetts General Hospital and DARA Pharmaceuticals, Inc.**	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008
10.10	Exclusive License Agreement effective July 1, 2004, by and between Kirin Brewery Company, Limited and DARA Therapeutics, Inc.**	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008
10.11	Exclusive License Agreement dated October 8, 2007, by and between Bayer Pharmaceuticals Corporation and DARA BioSciences, Inc.**	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008
10.12	Stock Purchase and Loan Agreement dated January 30, 2009, by and between DARA BioSciences, Inc. and SurgiVision, Inc.	Incorporated by reference to the Company’s Report on Form 8-K filed on January 30, 2009
10.13	Stock Purchase Agreement, dated December 31, 2009, by and between DARA Pharmaceuticals, Inc. and SurgiVision, Inc.	Incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009
10.14	First Amendment to License Agreement dated July 7, 2009 by and between The General Hospital Corporation d/b/a Massachusetts General Hospital and DARA Pharmaceuticals, Inc.	Incorporated by reference to the Company’s Registration Statement on Form S-1/A filed on May 17, 2010
10.15
Agreement between DARA Therapeutics, Inc., a Subsidiary of DARA BioSciences, Inc., and the Division of Cancer Prevention, National Cancer Institute for the Clinical Development of KRN5500 dated April 26, 2010
Incorporated by reference to the Company’s Report on Form 8-K filed on April 30, 2010
10.16	Employment Agreement, dated January 17, 2012, by and between DARA BioSciences, Inc. and David J. Drutz *	Incorporated by reference to the Company’s Report on Form 8-K filed on January 17, 2012
10.17	Employment Agreement, dated January 17, 2012, by and between DARA BioSciences, Inc. and Christopher Clement *	Incorporated by reference to the Company’s Report on Form 8-K filed on January 17, 2012
10.18	Agreement and Plan of Merger, dated January 17, 2012, by and among DARA BioSciences, Inc., Oncogenerix, Inc. and certain other parties thereto	Incorporated by reference to the Company’s Report on Form 8-K filed on January 17, 2012
10.19	Form of Securities Purchase Agreement	Incorporated by reference to the Company’s Report on Form 8-K filed on January 18, 2012
10.20	Placement Agent Agreement, dated January 17, 2012, by and between DARA BioSciences, Inc. and Ladenburg Thalman & Co., Inc.	Incorporated by reference to the Company’s Report on Form 8-K filed on January 18, 2012
10.21	Form of Securities Purchase Agreement	Incorporated by reference to the Company’s Report on Form 8-K filed on April 9, 2012
10.22	Placement Agent Agreement, dated April 6, 2012, by and between DARA BioSciences, Inc. and Ladenburg Thalman & Co., Inc.	Incorporated by reference to the Company’s Report on Form 8-K filed on April 9, 2012
10.23	Form of Securities Purchase Agreement	Incorporated by reference to the Company’s Report on Form 8-K filed on December 31, 2012
10.24	Placement Agent Agreement, dated December 28, 2012, by and between DARA BioSciences, Inc. and Ladenburg Thalman & Co., Inc.	Incorporated by reference to the Company’s Report on Form 8-K filed on December 31, 2012
10.25	Employment Agreement, dated March 1, 2013, by and between DARA BioSciences, Inc. and David L. Tousley *	Incorporated by reference to the Company’s Report on Form 8-K filed on March 5, 2013
23.1	Consent of Horne LLP	Filed herewith
23.2	Consent of Ernst & Young LLP	Filed herewith
23.3	Consent of K&L Gates LLP (included in its opinion filed as Exhibit 5)	Incorporated by reference to the Company’s Pre-Effective Amendment No. 3 to Registration Statement on Form S-1 filed on April 4, 2012
24	Power of Attorney	Included on signature page hereto
* Management Contract or Compensatory Plan or Arrangement.
** Confidential Treatment requested for certain portions of this Agreement.